Exhibit 10.6
Company Voting and Support Agreement
          COMPANY VOTING AND SUPPORT AGREEMENT, dated as of May 8, 2008, (this “Agreement”), by and between Nuvasive, Inc. (“Nuvasive”), a Delaware corporation, and [•] (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between Nuvasive and Osiris Therapeutics, Inc. (the “Company”).
WITNESSETH:
          WHEREAS, Nuvasive and the Company are entering into the Purchase Agreement concurrently with the execution and delivery of this Agreement, which Purchase Agreement sets forth the terms and conditions on which Nuvasive will acquire certain assets of the Company (the “Acquisition”).
          WHEREAS, as of the date hereof, the Stockholder is the beneficial and record owner of [•] shares of Company Common Stock (the “Existing Shares”).
          WHEREAS, Nuvasive has required, as a material inducement to Nuvasive’s willingness to enter into the Purchase Agreement, that the Stockholder enter into this Agreement.
          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
VOTING
          1.1 Agreement to Vote. The Stockholder agrees that, from and after the date hereof and until this Agreement is terminated pursuant to Section 4.1, at the Stockholder Meeting and any other meeting of the stockholders of the Company, however called relating to any proposed action by the stockholders of the Company with respect to the matters set forth in Section 1.1(b) below (each, a “Voting Event”), the Stockholder shall:
          (a) appear at each such Voting Event or otherwise cause the Existing Shares and any voting securities of the Company acquired by the Stockholder after the date hereof and prior to the record date of such Voting Event (together with the Existing Shares, the “Voting Shares”) owned beneficially or of record by the Stockholder to be counted as present thereat for purposes of calculating a quorum; and
          (b) vote (or cause to be voted), in person or by proxy, all the Voting Shares (i) in favor of adoption of the Purchase Agreement and any other transactions and other matters specifically contemplated by the Purchase Agreement and (ii) against any action or agreement submitted for adoption of the stockholders of the Company that, to the Stockholder’s knowledge, would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Purchase Agreement or of the Stockholder contained in this Agreement.

          1.2 Fiduciary Duties. Each party hereto acknowledges and agrees that the Stockholder is not making any agreement or understanding herein in any capacity other than in its capacity as a stockholder of the Company. If the Stockholder or any affiliates, employees or agents of the Stockholder is an officer or member of the Board of Directors of the Company, nothing herein shall in any way limit or affect actions taken by them in such capacity, and no action taken in their capacity as such an officer or director in furtherance of their fiduciary duties as an officer or director of the Company shall be deemed to be a breach of the provisions of this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
          2.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Nuvasive as follows:
          (a) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the valid and binding agreement of Nuvasive, constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
          (b) Ownership. As of the date hereof, the number of shares of Company Common Stock beneficially owned by the Stockholder is noted in the Recitals to this Agreement. The Existing Shares are, and the Voting Shares will be, owned beneficially by the Stockholder. As of the date hereof, the Existing Shares are the only shares of Company Common Stock held of record or beneficially owned by the Stockholder. Subject to Section 3.1, the Stockholder has and will have at all times through the time of any Voting Event sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I or Section 3.1 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and with respect to all of the Voting Shares at the time of any Voting Event, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Stockholder has good title to the Existing Shares, free and clear of any Liens and the Stockholder will have good title to such Voting Shares as of the time of any Voting Event, free and clear of any Liens. The Stockholder further represents that any proxies heretofore given in respect of the shares of Company Common Stock owned beneficially and of record by such Stockholder, if any, are revocable, and have been revoked.
          (c) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, (i) contravene or conflict with the organizational or governing documents of the Stockholder, (ii) contravene or conflict with or constitute a violation by Stockholder of any provision of any Law binding upon or applicable to the Stockholder or any of its properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease or agreement binding upon the Company or any of its subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Stockholder, except for any of the matters set forth in the foregoing clause (iii) as would not reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
          2.2 Representations and Warranties of Nuvasive. Nuvasive hereby represents and warrants to the Stockholder as follows:
          (a) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly and validly executed and delivered by Nuvasive and, assuming this Agreement constitutes the valid and binding agreement of the Stockholder, constitutes the valid and binding agreement of Nuvasive, enforceable against Nuvasive in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
          (b) No Violation. The execution and delivery of this Agreement by Nuvasive does not, and the performance by Nuvasive of its obligations under this Agreement will not, (i) contravene or conflict with the organizational or governing documents of Nuvasive, (ii) contravene or conflict with or constitute a violation by Nuvasive of any provision of any Law binding upon or applicable to Nuvasive or any of its properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease or agreement binding upon Nuvasive or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Nuvasive, except for any of the matters set forth in the foregoing clause (iii) as would not reasonably be expected to materially impair the ability of Nuvasive to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
ARTICLE III
OTHER COVENANTS
          3.1 Further Agreements of the Stockholder. (a) The Stockholder hereby agrees, while this Agreement is in effect, and except as expressly contemplated hereby, not to sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (collectively, a “Transfer”) or enter into any contract, option, put, call or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Voting Shares, or any interest therein, provided, that notwithstanding the foregoing, the Stockholder may Transfer any Voting Shares to any transferee or transferees (including, for avoidance of doubt, any member of Stockholder’s immediate family, a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family or upon the death of the Stockholder) if either (i) Stockholder retains direct or indirect sole voting control over such Transferred Voting Shares through the term of this Agreement; or (ii) as a condition to such Transfer, such transferee or transferees shall execute an agreement that contains the same substantive covenants regarding voting and transfer as are contained in this Agreement.
          (a) In case of a stock dividend or distribution of voting securities of the Company, or any change in the Company Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Voting Shares” shall be deemed to refer to and include the Voting Shares as well as all such stock dividends and distributions of voting securities of the Company and any voting securities into which or for which any or all of the Voting Shares may be changed or exchanged.
          (b) The Stockholder agrees, while this Agreement is in effect, not to, nor to permit any investment banker, financial adviser, attorney, accountant or other representative or agent of the Stockholder to, directly or indirectly, engage in any activity which would be prohibited pursuant to Section 4.7 of the Purchase Agreement if engaged in by the Company.
          (c) The Stockholder agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of the Stockholder contained in Section 2.1 of this Agreement inaccurate in any material respect. The Stockholder further agrees that it shall use its commercially reasonable efforts to cooperate with the Company to effect the transactions contemplated hereby including the Acquisition.
ARTICLE IV
MISCELLANEOUS
          4.1 Termination. This Agreement shall terminate upon the earlier to occur of (a) the receipt of the Stockholder Approval (as defined in the Purchase Agreement) and (b) the termination of the Purchase Agreement pursuant to its terms. In the event of such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party; provided, however that nothing herein shall relieve any party from liability for any fraud, intentional misrepresentation or willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.
          4.2 Further Assurances. From time to time, at the other party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.
          4.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Nuvasive any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Stockholder, and Nuvasive shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Voting Shares, except as otherwise provided herein.
          4.4 Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice)
     (a) (a) if to Nuvasive:
NuVasive, Inc.
7473 Lusk Boulevard
San Diego, California 92121
Attention: General Counsel
Facsimile: (858) 909-2479
          with a copy (which shall not constitute notice) to:
DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92122
Attention: Michael Kagnoff
Facsimile: (858) 456-3075
          and (b) if to the Stockholder:
[•]
          with a copy (which shall not constitute notice) to:
[•]
          4.5 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
          4.6 Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.
          4.7 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder; provided, however, that the Company shall be deemed to be a third-party beneficiary of the Stockholder’s obligations under Sections 1.1 and 3.1 and shall be entitled to enforce the terms of this Agreement in respect thereto as if it were a party hereto.
          4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          4.9 Jurisdiction; Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 4.9, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.
          4.10 Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
          4.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
          4.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

NUVASIVE, INC.
By:
Name:
Title:

[•]
By:
Name:
Title:

Received and acknowledged as of the date first above written: OSIRIS THERAPEUTICS, INC.
By:
Name:
Title:

Signature Page to Voting and Support Agreement

Schedule of Voting and Support Agreements

Number of Company
Name of Stockholder	Shares Beneficially Owned

Peter Friedli	9,870,371
Joyce Ltd.	10,000
US Venture 05, Inc.	1,000,000
Venturetec, Inc.	3,963,629
C. Randal Mills	123,000